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                                 EXHIBIT 10(ca)


               AMENDMENT TO WRAPAROUND MORTGAGE AGREEMENT AND NOTE

               WHEREAS, The Claridge at Park Place, Incorporated, a New Jersey corporation ("CPPI"), and Atlantic City Boardwalk Associates, L.P., a New Jersey limited partnership ("ACBA"), have entered into an Expandable Wraparound Mortgage Agreement, dated October 31, 1983, and amended as of March 17, 1986 (the "First Amendment") and as of June 15, 1989 (the "Second Amendment") (the Wraparound Mortgage Agreement, as so amended, is hereinafter referred to as the "Wraparound Mortgage Agreement"), which contemplated the execution and delivery by ACBA to CPPI of a Wraparound Mortgage Note, dated October 31, 1983, which has been amended on several occasions prior to the date hereof (such Wraparound Mortgage Note, as so amended, is hereinafter referred to as the "Wraparound Mortgage Note"), and a Wraparound Mortgage, dated October 31, 1983, which has been amended on several occasions prior to the date hereof; and

               WHEREAS, the parties are considering entering into a Sixth Amendment to the operating lease and a Fifth Amendment to the expansion operating lease, dated as of September 30, 1998 (the "Sixth Amendment"); and

               WHEREAS, the parties desire to amend certain provisions of the Wraparound Mortgage Note, as set forth below;

               NOW, THEREFORE, as an inducement to ACBA's entering into the Sixth Amendment, the parties hereto hereby agree as follows:

        1. Amendments

               The Wraparound Mortgage Agreement and Wraparound Mortgage Note are hereby amended so that the payments of principal required to be made by ACBA thereunder in October, November and December 1998 (an aggregate of $3,500,000 in principal payments) shall be made on the earlier of (x) the Maturity Date of the Wraparound Mortgage Agreement and Wraparound Mortgage Note, (y) such earlier date, if any, as the entire principal amount of the Wraparound Mortgage Note becomes due and payable or (z) the date on which any merger, consolidation or similar transaction to which CPPI or The Claridge Hotel and Casino Corporation ("CHCC") is a party or any sale of all or substantially all of the assets of CPPI or CHCC is consummated or any change of control in CPPI or CHCC occurs

        2. Except as specifically amended herein, all of the obligations, terms and conditions set forth in the Wraparound Mortgage Agreement and Wraparound Mortgage Note shall remain unchanged and in full force and effect.

        3. This Amendment to the Wraparound Mortgage Agreement and Wraparound Mortgage Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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               IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment to the Wraparound Mortgage Agreement and Note as of the 30th day of September, 1998.

                                    THE CLARIDGE AT PARK PLACE, INCORPORATED


                                    By: /s/ Albert T. Britton
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                                    ATLANTIC CITY BOARDWALK ASSOCIATES, L.P.


                                    By: /s/ Anthony C. Atchley
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